UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2016

SeaWorld Entertainment, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9205 South Park Center Loop, Suite 400, Orlando, Florida		32819
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 226-5011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2016, SeaWorld Entertainment, Inc. (the “Company”) announced several corporate governance initiatives, including adding two new independent directors with significant experience related to the Company’s theme park business.

Donald C. Robinson, 62, formerly the Executive Vice President of Hong Kong Disneyland, has been nominated for election at the 2016 Annual Meeting of Stockholders as a Class III independent director to fill the vacancy that will result from Joseph P. Baratta not standing for reelection. As previously announced, Mr. Baratta will retire from the Company’s Board of Directors (the “Board”) upon the expiration of his current three-year term, which will end effective upon the election of directors at the Company’s 2016 Annual Meeting of Stockholders.

Mr. Robinson currently owns a hospitality consulting firm, Potcake Holdings, LLC, which is involved in a variety of consulting roles.  Prior to that, Mr. Robinson served as the President and Chief Operating Officer of All Aboard Florida, the country’s first privately owned intercity passenger rail system that will connect South Florida to Orlando, where he served from March 2012 until December 2014.  From February 2006 to September 2012, he served as President of Baha Mar Ltd., a luxury resort company. Previously, Mr. Robinson served in various capacities for The Walt Disney Company from June 1972 to January 2006, including as Group Managing Director and Executive Vice President of Hong Kong Disneyland from 2001 to 2006, as Senior Vice President of Operations at Walt Disney World Operations from 1998 to 2001, as Senior Vice President/Vice President of Walt Disney World Resorts from 1995 to 1998, and as Opening General Manager of Disney’s All-Star Resorts, Walt Disney World, from 1993 to 1995. Mr. Robinson currently serves as a director of Denny's Corporation.   Mr. Robinson holds a Bachelor of Science degree in microbiology from the University of Central Florida, and completed coursework through the Master’s in Business Administration program at Rollins College.

In addition, Ronald Bension, 61, the President of House of Blues Entertainment, LLC at Live Nation Entertainment, Inc., has joined the Board as a Class II independent director, succeeding Jim Atchison, who resigned from the Board effective April 15, 2016. Mr. Atchison’s resignation is not in connection with any known disagreement with the Company. The Board has not yet determined whether to designate Mr. Bension to any of its committees.

Mr. Bension has been the President of House of Blues Entertainment, LLC at Live Nation Entertainment, Inc. since November 2010. Prior to that, he served as Chief Executive Officer of TicketsNow.com, Inc. from January 2010 to November 2010. During his more than 30-year career, he has led several major e-commerce, recreation and entertainment companies to financial and strategic success. Mr. Bension also served as the Chief Executive Officer of Sportnet at Wasserman Media Group, LLC from February 2008 to June 2009, Chief Executive Officer of Tickets.com, Inc. from December 2001 to May 2006 and Chief Executive Officer of GameWorks, LLC from 1999 to 2001.  Previously, he also served as Chairman and Chief Executive Officer of Universal Studios Recreation Group, a unit of Universal Studios. Mr. Bension received a Bachelor of Science in Criminal Justice from California State University, Los Angeles.

In accordance with the Company’s Outside Director Compensation Policy applicable to all non-employee directors, Mr. Bension’s compensation for his services as a non-employee director will be consistent with that of the Company’s other non-employee directors, subject to pro-ration to reflect the commencement date of his service on the Board.  Other than the standard compensation arrangement described above, there are no arrangements or understandings between Mr. Bension and any other person pursuant to which he was elected as a director. Mr. Bension is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K..

In connection with Mr. Atchison’s resignation from the Board, on April 13, 2016, the Company entered into an amendment to Mr. Atchison’s Separation and Consulting Agreement, dated as of December 10, 2014 (the “Amendment”).  Pursuant to the Amendment, Mr. Atchison will continue to be engaged as a consultant to the Company until December 10, 2017.  Either the Company or Mr. Atchison may terminate the consulting period at any earlier time upon 30 days advance written notice.   In consideration for Mr. Atchison agreeing to provide consulting services to the Company, commencing January 1, 2016, Mr. Atchison’s annual consulting fee will be increased to $620,000.  In the event the consulting period is terminated for any reason, Mr. Atchison shall be entitled to a lump sum payment equal to the remainder of his consulting fee through the end of December 10, 2017 and all unvested restricted stock awards previously granted to Atchison as a member of the Board during the consulting period will become 100% vested and unrestricted. The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.Regulation FD Disclosure.

On April 15, 2016, the Company issued a press release announcing the events described in Item 5.02 above. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No.1 to the Separation and Consulting Agreement, dated as of April 13, 2016, by and between SeaWorld Entertainment, Inc. and James Atchison.
99.1	Press release of SeaWorld Entertainment, Inc., dated April 15, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: April 15, 2016	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal Officer, General Counsel and Corporate Secretary